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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 2, 2001


                                HEALTHSTAR CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                         0-19499              91-1934592
----------------------------           ---------------          -------------
     (State or other jurisdiction        (Commission           (IRS Employer
          of incorporation)             File Number)       Identification No.)


   2875 N.E. 191st Street, Suite 601
          Aventura, Florida                                      33180
  -------------------------------------                        -------------
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (305) 933-8779


         --------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 2, 2001, HealthStar Corp. ("HealthStar") acquired all of the issued and outstanding common stock of M2 Limited, Inc. a Maryland Corporation ("M2"), a wholly owned subsidiary of Salesmation.com Inc., a Delaware Corporation ("Salesmation"). M2 competes in the multilingual management and localization services sector, providing globalization and localization consulting services to international businesses. M2 provides a full range of multilingual communication, management and consulting services, which enables its clients to deploy their products and services on a worldwide basis. The definitive Share Exchange Agreement dated February 15, 2001, between HealthStar, M2 and Salesmation, called for HealthStar to issue 4,000,000 new shares of its common stock to Salesmation and for M2 to be essentially debt free as of the closing. Pursuant to a March 14, 2001 amendment, the parties agreed that 1,500,000 of the shares issued to Salesmation will be held in escrow and subject to forfeiture pending M2 achieving certain financial benchmarks in consideration for M2 being permitted to have approximately $306,000 of long term debt. Specifically, the escrowed shares will be forfeited unless M2 achieves revenue and EBITDA in amounts either (i) equal to or greater than $2,000,000 and $88,000, respectively, for the six-months ending September 30, 2001; or (ii) equal to or greater than $4,500,000 and $277,000, respectively, for the twelve-months ending March 31, 2002. In determining the consideration paid to acquire M2, HealthStar considered (1) the discounted future free cash flows of M2, (2) the revenues and gross profit comparisons to publicly traded companies engaged in similar businesses to M2, and (3) the merger and acquisition activity of companies engaged in similar businesses to M2.

Upon the closing, M2 Limited became a wholly-owned subsidiary of HealthStar. The HealthStar shares issued to Salesmation are subject to a "lock-up" provision pursuant to which the shares may not be sold, pledged or otherwise transferred for a period of one year from the closing. Salesmation has also agreed that HealthStar's Board of Directors will be vested with the right to vote the shares, to the extent permitted by applicable law, for as long as Salesmation owns the shares.

Zirk Engelbrecht, the new President and Chief Executive Officer of HealthStar, and a new director on its Board of Directors, was previously engaged as a consultant by HealthStar with respect to various matters including the identification and analysis of acceptable acquisition candidates and the acquisition of M2. Mr. Engelbrecht and his wife each own a minority equity interest in Salesmation. Dr. Luis Queral, a previous director of HealthStar, also owns a minority interest in Salesmation.

ITEM. 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses acquired.

                  Financial Statements of M2 are expected to be filed, by amendment to this Current Report on Form 8-K, on or prior to June 18, 2001.

         (b)      Pro forma financial information.

                  Pro forma financial information with respect to HealthStar Corp. is expected to be filed, by amendment to this Current Report on Form 8-K, to the extent required, on or prior to June 18, 2001.


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         (c)      Exhibits.

                  10.1 Share Exchange Agreement dated February 15, 2001 by and between HealthStar, Salesmation and M2 (the "Share Exchange Agreement").

                  10.2 Amendment dated March 14, 2001 to the Share Exchange Agreement by and between HealthStar Corp., Salesmation and M2.

                  99.1     Press Release dated April 3, 2001.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HEALTHSTAR CORP.
                                 a Delaware corporation

                                 /S/ Steven A. Marcus

                                 -------------------------------------
                                 Steven A. Marcus

                                 Vice President and Chief Financial Officer

Date:    April 12, 2001